Exhibit 99.1

Contact:    Dana Hambly
Director, Investor Relations
Phone:    (615) 890-9100

NHI to Participate in the NAREIT REITWeek 2020 Conference
MURFREESBORO, Tenn.--(May 29, 2020) - National Health Investors (NYSE: NHI) announced that members of senior management will participate in the NAREIT REITWeek 2020 Investor Conference on Tuesday, June 2 and Wednesday, June 3.

About NHI
Incorporated in 1991, National Health Investors, Inc. (NYSE: NHI) is a real estate investment trust specializing in sale-leaseback, joint-venture, mortgage and mezzanine financing of need-driven and discretionary senior housing and medical investments. NHI’s portfolio consists of independent, assisted and memory care communities, entrance-fee retirement communities, skilled nursing facilities, medical office buildings and specialty hospitals. For more information, visit www.nhireit.com.